Farmer Mac to Announce Second Quarter
2015 Financial Results

WASHINGTON, August 3, 2015 — The Federal Agricultural Mortgage Corporation (Farmer Mac; NYSE: AGM and AGM.A) today announced that it will release its financial results for the fiscal quarter ending June 30, 2015, on Monday, August 10, 2015, prior to the opening of equity markets. A conference call to discuss the results will be held that day at 11:00 a.m. eastern time.
The conference call can be accessed by telephone or webcast as follows:
Dial-In (Domestic): (888) 346-2616
Dial-In (International): (412) 902-4254
Webcast: http://www.farmermac.com/Investors/ConferenceCall/
If you are dialing in to the call, please ask for the conference chairman Tim Buzby. You will receive additional instructions when you join the call. This call can be heard live and will also be available for replay on Farmer Mac’s website at the link noted above following the conclusion of the conference call.

About Farmer Mac
Farmer Mac is the stockholder-owned company created to deliver capital and increase lender competition for the benefit of American agriculture and rural communities.  Additional information about Farmer Mac is available on Farmer Mac’s website at www.farmermac.com.

CONTACT:     Jalpa Nazareth, Investor Relations
Chris Bohanon, Media Inquiries
(202) 872-7700

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